UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/30/2007

CORINTHIAN COLLEGES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25283

DELAWARE	33-0717312
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6 HUTTON CENTRE DRIVE, SUITE 400
SANTA ANA, CALIFORNIA 92707
(Address of principal executive offices, including zip code)

714-427-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.05.    Costs Associated with Exit or Disposal Activities

On July 30, 2007, Corinthian Colleges, Inc. ("Corinthian") informed the employees of 13 of its schools of its plan to divest those schools (the "Plan"). The Plan includes the anticipated sale of 12 of Corinthian's Canadian campuses outside of the province of Ontario, Canada, as well as Corinthian's WyoTech Boston campus. As previously announced, Corinthian adopted the Plan during the fourth quarter of its fiscal year ended June 30, 2007 in order to divest itself of underperforming campuses.

Corinthian has not yet secured a buyer for any of the 13 schools included in the Plan, but has retained the services of an investment banking firm to assist management in identifying potential buyers and evaluating proposals for the Canadian campuses. Corinthian anticipates completing the sale of each of the schools included in the Plan during its fiscal year ending June 30, 2008.

Until the sale is completed, these campuses will be accounted for as discontinued operations. Corinthian concluded that the carrying value of the goodwill and certain long-lived assets associated with these campuses was impaired under generally accepted accounting principles. Accordingly, Corinthian anticipates recognizing a non-cash charge of approximately $0.07 per share for the quarter ended June 30, 2007. This charge has been estimated in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). Under SFAS 144, net assets held for sale are required to be recorded on the balance sheet at estimated fair value, less estimated costs to sell. The Company expects to incur selling costs associated with this action, including, but not limited to, investment banking and attorneys' fees, of approximately $700,000, which have been included in the anticipated charge described above. Additionally, the Company expects to incur employee retention and severance costs that cannot be reasonably estimated at this time. The total costs and charges estimated to be incurred in connection with the Plan are the aggregate of the above-described amounts, which also cannot be reasonably estimated at this time.

In accordance with SFAS 144, the estimated selling costs and fair value of the schools in the Plan will be re-evaluated by Corinthian as of the end of each fiscal quarter until all 13 schools included in the Plan are sold. Any changes in fair values or estimated selling costs may result in additional charges or costs that may be material to Corinthian's consolidated results of operations.

Forward-Looking Statements:

Certain statements in this Current Report on Form 8-K may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Corinthian intends that all such statements be subject to the "safe-harbor" provisions of that Act. Such statements include those pertaining to anticipated timing of divestitures, and costs and charges associated therewith, as noted above. Additionally, Corinthian's statements about the non-cash charge for the quarter ended June 30, 2007 are based upon unaudited data. Corinthian's audit is ongoing and financial results may change. Many factors may cause Corinthian's actual results to differ materially from those discussed in any such forward-looking statements, including risks inherent in the sale of any of Corinthian's schools and Corinthian's ability to estimate the amount and timing of the costs and charges associated with each sale; and other risks and uncertainties described in Corinthian's filings with the U.S. Securities and Exchange Commission. The historical results achieved by Corinthian are not necessarily indicative of its future prospects. Corinthian undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

Date: August 03, 2007	By:	/s/ Robert C. Owen
Robert C. Owen
Senior Vice President and Chief Accounting Officer